                                      EXHIBIT 24.1

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Kay and Robert J. Riopel, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                            Title                            Date
---------------------------  --------------------------------------- ------------------------

/s/                          President, Chief                        September 18, 1997
-------------------------    Executive Officer, and Director
 Jack Kay


/s/                          Vice President,
-------------------------    Chief Financial Officer,                September 19, 1997
 Robert J. Riopel            Finance and Treasurer


/s/
-------------------------    Director                                September 19, 1997
  Charles Federman


/s/
-------------------------    Director                                September 19, 1997
 Lawrence G. Finch


/s/
-------------------------    Chairman; Director                      September 19, 1997
Ronald D. Fisher


/s/
-------------------------    Director                                September 19, 1997
 Lance E. Hansche


/s/
-------------------------    Director                                September 19, 1997
 Anthony P. Morris
